SECURITIES AND EXCHANGE COMMISSION

WASHINGTON, D.C.  20549

FORM 8-K

CURRENT REPORT

Pursuant to

Section 13 or 15(d) of the

Securities Exchange Act of 1934

Date of Report (Date of earliest event reported):	November 26, 2002

INTRUSION INC.
(Exact Name of Registrant as Specified in Its Charter)

Delaware	000-20191	75-1911917
(State of Other Jurisdiction of Incorporation)	(Commission File Number)	(IRS Employer Identification No.)

1101 East Arapaho Road, Richardson, Texas	75081
(Address of Principal Executive Offices)	(Zip Code)

(972) 234-6400
(Registrant’s Telephone Number, Including Area Code)

NOT APPLICABLE
(Former Name or Former Address, if Changed Since Last Report)

Item 5.                                   Other Events.

On November 26, 2002, Intrusion Inc. issued a press release announcing that the listing of Intrusion’s common stock will transfer from The Nasdaq National Market, Inc. to The Nasdaq SmallCap Market effective at the opening of the market on Wednesday, December 4, 2002.  A copy of such press release is attached hereto as Exhibit 99.1.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

INTRUSION INC.

Dated: November 27, 2002	By:	/s/ Michael L. Paxton
Michael L. Paxton Chief Financial Officer

EXHIBIT INDEX

Exhibit No.	Description of Exhibit

99.1

Text of press release of the registrant, dated November 26, 2002, announcing that Intrusion’s common stock will transfer from The Nasdaq National Market, Inc. to The Nasdaq SmallCap Market effective at the opening of the market on Wednesday, December 4, 2002.